EXHIBIT 99B.7
INVESTING ACTIVITY                               U S WEST MEDIA GROUP

                                       Quarter Ended
                            Dec      Sep       June     Mar
                             31,      30,       30,     31,     YTD
In millions                 1997     1997      1997    1997    Total
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

Cash from (used for)
  investing activities
Cable & broadband
  Domestic invest. (1)     $ (397)   $ (295)   $ (300) $ (261) $(1,253)
  Int'l invest.                (6)     (277)       (9)    (12)    (304)
Wireless
  Domestic invest.           (115)     (113)     (123)   (141)    (492)
  Int'l invest.                (8)        -         -     (34)     (42)
Directory & Other             (25)      (12)       (6)    (16)     (59)
Asset sales                 1,113       320       419     206    2,058
                           --------------------------------------------
      Total                $  562   $  (377)   $  (19) $ (258) $   (92)
                           ============================================


Assets Sold Year-to-Date
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Asset                               Closed     Proceeds
                                              (millions)
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

France PCN                            1Q           81
Time Warner Inc.                      2Q          220
Thomson Directories                   2Q          121
Polska                                4Q           27
Fintelco (2)                          4Q          641
Teleport Communications            Various        678
Capital Assets                     Various        231
Other                              Various         59
                                               ------
 Total                                          2,058
                                               ======

<F1>
(1) Excludes $1,150 paid to Continental shareholders in first quarter 1997.
<F2>
(2) Total sale price was approximately $1.1 billion, with consideration in the form of cash and assumption of debt. Media Group's cash proceeds in connection with this transaction amount to $641 million.

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